EXHIBIT 99.3
[THE YORK GROUP, INC. LOGO]

CONTACT:    Dan Malone
            713 984-5500
            713-984-5517 Fax

                              THE YORK GROUP, INC.
                     UPDATES STATUS OF LENDER RELATIONSHIPS

      HOUSTON, TX - January 19, 2001 - The York Group, Inc. (NASDAQ:YRKG), a leading manufacturer of funeral and cemetery merchandise, announced today that it has reached an agreement with its lenders whereby those lenders will provide forbearance with respect to the Company's noncompliance with provisions of its credit agreements through June 30, 2001. The agreements also modify certain terms of the credit agreements.

      Thomas J. Crawford, Chairman and CEO, commented, "We are pleased to have reached agreement with our lenders. We believe this agreement will give us the flexibility we need to implement our refinancing and strategic plans."

      The Company will file the amendment with the Securities and Exchange Commission on Form 8-K.

      Certain of the information relating to the Company contained or incorporated by reference herein is "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference or made by management of the Company, other than statements of historical fact regarding the Company, are forward-looking statements. These statements, and all phases of the Company's operations, are subject to risks and uncertainties, any one of which could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include or relate to, among other things, the availability of debt and equity financing or refinancing on terms that are acceptable to the Company; the Company's ability to obtain additional waivers or forbearance agreements, if necessary; the Company's success in executing its refinancing plan or obtaining alternative financing; the Company's success in disposing of under performing assets and executing its strategic plan; and changes in demand for the Company's products and services that could be caused by a number of factors, including changes in death rate, cremation rates, competitive pressures and economic conditions, and the effect of competition on the Company's ability to maintain margins.